Exhibit 10.72

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Grant Notice
For Non-U.S. Employees

Chordiant Software, Inc. (the “Company”), pursuant to its 2005 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein, in the Plan (including any sub-plan for Participant’s country (the “Sub-Plan”)) and in the Restricted Stock Unit Agreement (including any appendix to the Restricted Stock Unit Agreement for Participant’s country (the “Appendix”)), both of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.  In the event of any conflict between the terms set forth herein and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:

Vesting Schedule: [	]

Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.  In addition, subject to the Participant’s Continuous Service through the time that is immediately prior to a Change in Control, 100% of the shares of Common Stock subject to this Award will become fully vested as of immediately prior to the Change in Control.

Issuance Schedule:	The shares of Common Stock subject to the Award will be issued in accordance with the issuance schedule set forth in Section 6 of the Restricted Stock Unit Agreement

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement (including any Appendix), the Plan (including any Sub-Plan) and the Plan prospectus.  Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement (including any Appendix) and the Plan (including any Sub-Plan) set forth the entire understanding between Participant and the Company with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Chordiant Software, Inc.		Participant:

By:
	Signature	Signature

Title:		Date:

Date:

Attachments:	Restricted Stock Unit Agreement (including any Appendix), 2005 Equity Incentive Plan (including any Sub-Plan)

Attachment I

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Agreement
For Non-U.S. Employees

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), including any appendix for your country (the “Appendix”), Chordiant Software, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its 2005 Equity Incentive Plan, including any sub-plan for your country (the “Sub-Plan”) (collectively, the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award.  This Agreement shall be deemed to be agreed to by the Company and you upon the signing by you of the Grant Notice to which it is attached.  Defined terms not explicitly defined in this Agreement shall have the same meanings given to them in the Plan.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control.  The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. Grant of the Award.    This Award represents the right to be issued on a future date the number of shares of Common Stock as indicated in the Grant Notice.  As of the Date of Grant set forth in the Grant Notice, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of shares of Common Stock subject to the Award.  Except as otherwise provided herein, you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the shares of Common Stock or the delivery of the underlying shares of Common Stock.

2. Vesting.  Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service, as further described in Section 9(l) below.   Upon such termination of your Continuous Service, the shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock.

3. Number of Shares.

(a) The number of shares of Common Stock subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

(b) Any shares of Common Stock, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares of Common Stock covered by your Award.

(c) Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3.  The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares of Common Stock that might be created by the adjustments referred to in this Section 3.

4. Securities Law Compliance.  You may not be issued any shares of Common Stock under your Award unless either (a) such shares are registered under the Securities Act; or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive any shares of Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. Limitations on Transfer.  Your Award is not transferable, except by will or by the laws of descent and distribution.  In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until such shares are issued to you in accordance with Section 6 of this Agreement.  After the shares of Common Stock have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may instruct the Company to distribute shares of Common Stock to a spouse or former spouse pursuant to a domestic relations order (or equivalent order under local law).

6. Date of Issuance.

(a) The Company will deliver to you a number of shares of Common Stock equal to the number of vested shares subject to your Award, including any additional shares of Common Stock received pursuant to Section 3 above that relate to those vested shares on the applicable vesting date(s).  However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

(b) Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy (as in effect from time to time) permitting officers and directors to sell shares only during certain “window” periods or you are otherwise prohibited from selling shares of Common Stock in the public market under applicable law and any shares of Common Stock covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted under applicable law to sell shares of Common Stock on the open market, and (ii) the Company elects not to satisfy its withholding obligations with regard to Tax-Related Items (as defined in Section 10 below) by withholding shares of Common Stock from your distribution under this Award and you do not otherwise make arrangements for the payment in cash of the Tax-Related Items, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing Continuous Service at such time) or the next business day when you are not prohibited from selling shares of Common Stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the Original Distribution Date occurs.  The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.  In all cases, the delivery of shares of Common Stock under this Award is intended to comply with Treasury Regulation 1.409A-1(b)(4) and shall be construed and administered in such a manner.

7. Dividends.  You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

8. Restrictive Legends.  The shares of Common Stock issued under your Award shall be endorsed with appropriate legends determined by the Company.

9. Nature of Grant.  In accepting the Award, you acknowledge that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past;

(c) all decisions with respect to future restricted stock unit grants or other awards, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan shall not create a right to further employment with your employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate your employment or service relationship at any time;

(e) you are voluntarily participating in the Plan;

(f) the Award and the shares of Common Stock subject to the Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of your employment or service contract, if any;

(g) the Award and the shares of Common Stock subject to the Award are not intended to replace any pension rights or compensation;

(h) the Award and the shares of Common Stock subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Affiliate;

(i) the Award and your participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Affiliate;

(j) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(k) in consideration of the grant of the Award, no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of your Continuous Service (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(l) in the event of termination of your Continuous Service (whether or not in breach of local labor laws), your right to receive or vest in the Award under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Board shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Award;

(m) the Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and

(n) the Company has the right to reorganize, sell, spin out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”), and such reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of the Employer and the loss of benefits available to you under the Award, including but not limited to, the termination of the right to continue vesting in the Award.

10. No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying shares of Common Stock.  You are hereby advised to consult with your own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

11. Withholding Obligations.

(a) Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer.  You acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant or vesting of the Award, the issuance of shares of Common Stock, the subsequent sale of shares of Common Stock acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you have become subject to tax in more than one jurisdiction between the Date of Grant set forth in the Grant Notice and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or your former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; or

(ii)	causing you to tender a cash payment to the Company in the amount of the Tax-Related Items; or

(iii)
withholding from proceeds of the sale of shares of Common Stock issued to you upon vesting of the Award pursuant to you entering into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares of Common Stock subject to the vested portion of the Award to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company and/or the Employer; or

(iv)
withholding shares of Common Stock from the shares of Common Stock otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of the Tax-Related Items.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the Award, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

(c) Unless the withholding obligations of the Company and/or the Employer with regard to all Tax-Related Items are satisfied, the Company shall have no obligation to deliver any shares of Common Stock to you.  Finally, you agree to indemnify and hold the Company and/or the Employer harmless from any failure by the Company and/or the Employer to withhold the proper amount.

12. Data Privacy.  You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Grant Notice, this Restricted Stock Unit Award Agreement and any other Award materials by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to E*TRADE, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative.  You authorize the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

13. Unsecured Obligation.  Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to this Agreement.  You shall not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock to be issued pursuant to this Restricted Stock Unit Award Agreement until such shares are issued to you pursuant to Section 6 of this Agreement.   Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

14. Other Documents.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

15. Notices.  Any notices provided for in connection with your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

16. Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17. Language.  If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

18. Miscellaneous.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

20. Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

21. Effect on Other Employee Benefit Plans.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

22. Choice of Law and Venue.  The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflict of laws rules.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

23. Amendment.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

24. Compliance with Section 409A of the Code.  This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4).  Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code.  Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

25. Appendix. Notwithstanding any provisions in this Agreement, the Award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country.  Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Agreement.

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Appendix

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Agreement
For Non-U.S. Employees

Terms and Conditions

This Appendix includes special terms and conditions applicable to Participants in the countries covered by the Appendix.  These terms and conditions are in addition to or, if so indicated, in place of, the terms and conditions set forth in the Agreement.  Defined terms not explicitly defined in this Appendix but defined in the Plan or the Agreement shall have the same definitions given to them in the Plan or the Agreement, as the case may be.

Notifications

This Appendix also includes notifications relating to exchange control and other issues of which the Participant should be aware with respect to his or her participation in the Plan.  The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of January 2009.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Participant not rely on the notifications herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Award vests and shares of Common Stock are issued to the Participant or the shares of Common Stock issued upon vesting of the Award are sold.

In addition, the notifications are general in nature and may not apply to the particular situation of the Participant.  The Company is not in a position to assure the Participant of any particular result.  Accordingly, each Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.  Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to the Participant.

                         .

Appendix for Canada

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Agreement
For Non-U.S. Employees

Terms and Conditions

Settlement of Award.  Notwithstanding any discretion or anything to the contrary in the Plan, the Award does not provide any right for you to receive a cash payment and the Award will be settled in shares of Common Stock only.

The following provisions will apply to Participants who are residents of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, including this Appendix, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée.  Les parties reconnaissent avoir souhaité expressément que la convention ainsi que cette Annexe, ainsi que tous les documents, les notices et la documentation juridique fournis ou mis en œuvre ou institués directement ou indirectement, relativement aux présentes, soient rédigés en anglais.

Data Privacy.  This provision supplements Section 12 of the Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  You further authorize the Company, any of its Affiliates and E*TRADE (or any other stock plan service provider as may be selected by the Company to assist with the Plan) to disclose and discuss the Plan with their respective advisors.  You further authorize the Company and any of its Affiliates to record such information and to keep such information in your employee file.

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Appendix for Germany

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Agreement
For Non-U.S. Employees

Notifications

Exchange Control Notification.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of shares of Common Stock acquired under the Plan, the bank will make the report for you.  You must also report to the German Federal Bank any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 in any month.

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Appendix for the Netherlands

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Agreement
For Non-U.S. Employees

Notifications

Securities Law Notification. You should be aware of Dutch insider trading rules which may impact the sale of shares of Common Stock acquired under the Plan.  In particular, you may be prohibited from effecting certain transactions if you have insider information regarding the Company.

In accepting the Award and participating in the Plan, you acknowledge having read and understood this Securities Law Notification and further acknowledge that it is your responsibility to comply with the following Dutch insider trading rules:

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.

Given the broad scope of the definition of inside information, certain employees of the Company working at an Affiliate in the Netherlands (including you) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when they have such inside information.

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Appendix for Poland

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Agreement
For Non-U.S. Employees

Notifications

Exchange Control Notification. If you transfer funds in excess of €15,000 into or out of Poland in connection with the sale of shares of Common Stock acquired under the Plan, the funds must be transferred via a bank account.  You are required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred.  If you hold shares of Common Stock acquired under the Plan and/or keep a bank account abroad, you will have reporting duties to the National Bank of Poland. Please consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting duties.

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Appendix for Russia

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Agreement
For Non-U.S. Employees

Notifications

Exchange Control Notification.  You must repatriate to Russia the proceeds from the sale of shares of Common Stock and any cash dividends received in relation to the shares within a reasonably short time of receipt.  The sale proceeds and any cash dividends received must be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia.  After the funds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) you must give notice to the Russian tax authorities about the opening or closing of each foreign account within one month of the account opening or closing, as applicable.

Securities Law Notification. The Agreement, the Plan and all other materials you may receive regarding your Award and participation in the Plan do not constitute advertising or an offering of securities in Russia.  The issuance of shares of Common Stock under the Plan has not and will not be registered in Russia and, therefore, the shares of Common Stock described in any Plan documents may not be offered or placed in public circulation in Russia.

In no event will shares of Common Stock be delivered to you in Russia; all shares of Common Stock acquired under the Plan will be maintained on your behalf in the United States.

You are not permitted to sell shares of Common Stock directly to a Russian legal entity or resident.

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Appendix for Spain

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Agreement
For Non-U.S. Employees

Terms and Conditions

Nature of Grant.  This provision supplements Section 9 of the Agreement:

In accepting the Award, you consent to participate in the Plan and acknowledge having received and read a copy of the Plan.

Further, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant restricted stock units under the Plan to individuals who may be employees of the Company or one of its Affiliates throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its Affiliates.  Consequently, you understand that the Award is granted on the assumption and condition that such Award and any shares of Common Stock acquired upon vesting of the Award shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, you understand that the Award would not granted but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of the Award shall be null and void.

 Notifications

Exchange Control Notification. You must declare the acquisition of shares of stock in a foreign company (including shares of Common Stock acquired upon vesting of the Award) to the Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”) of the Ministerio de Economia for statistical purposes.  You must also declare ownership of any shares of stock in a foreign company (including shares of Common Stock acquired upon vesting of the Award) with the Directorate of Foreign Transactions each January while the shares of stock are owned.  In addition, if you wish to import the ownership title of shares of stock in a foreign company (including shares of Common Stock acquired upon vesting of the Award) (i.e., stock certificates) into Spain, you must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of shares of stock (including shares of Common Stock acquired upon vesting of the Award) (e.g., cash dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made.  You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

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Appendix for the United Kingdom

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Agreement
For Non-U.S. Employees

Terms and Conditions

Withholding Obligations.  This section supplements Section 10 of the Agreement:

If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the event giving rise to the Tax-Related Items or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected Tax-Related Items shall constitute a loan owed by you to the Employer, effective as of the Due Date.  You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 10 of the Agreement.  Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you shall not be eligible for a loan from the Company to cover the Tax-Related Items.  In the event that you are a director or executive officer and Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) will be payable.  You will be responsible for reporting any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.

Section 431 Joint Election.  As a condition of participation in the Plan and the acquisition of shares of Common Stock or other securities pursuant to or in connection with the Award, you agree to enter into a joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Section 431 Joint Election”).

The effect of the Section 431 Joint Election is that the shares of Common Stock issued at vesting will not be treated as “restricted securities” for U.K. tax purposes, notwithstanding the Holding Period applicable to such shares of Common Stock.

If you do not enter into the Section 431 Joint Election at the time you accept this Agreement, you will not be entitled to vest in the Award unless and until you enter into the Section 431 Joint Election and no shares of Common Stock will be issued under the Plan, without any liability to the Company and/or the Employer.  If you do not enter into the Section 431 Joint Election prior to or concurrent with the acquisition of any other securities in connection with the Award, you will not be entitled to acquire such securities unless and until you enter into the Section 431 Joint Election, without any liability to the Company and/or the Employer.

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